Exhibit 99.2

Second Quarter 2017 Earnings Report

Forward-Looking Statements 2 This presentation forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; and our ability to mitigate cybersecurity risks and cyber incidents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

Second Quarter Highlights 3 Pretax income was $58.0 million; diluted earnings per share of common stock were $0.44 Successfully grew production volumes in both the correspondent and consumer direct channels in a competitive market and volatile interest rate environment Deployed capital from the initial term note issuance into mortgage servicing rights (MSRs) both organically-generated from loan production and bulk portfolio acquisitions Book value per share increased to $16.40 from $16.01 at March 31, 2017 and from $13.29 at June 30, 2016 Production segment pretax income was $66.7 million, up 40% from 1Q17 and down 36% from 2Q16 Total production volume was $17.6 billion in unpaid principal balance (UPB), up 18% from 1Q17 and 9% from 2Q16 Total correspondent government and consumer direct locks were $13.5 billion in UPB, up 21% from 1Q17 and 4% from 2Q16 Servicing segment pretax loss of $11.2 million compared to $13.4 million of pretax income in 1Q17 and a pretax loss of $21.0 million in 2Q16 Valuation-related changes include a $36.9 million decrease in MSRs, a $7.2 million gain due to the change in fair value of the excess servicing spread (ESS) liability and $2.0 million in hedging losses Pretax income excluding valuation-related changes was $15.3 million, down 31% from 1Q17, and 26% from 2Q16 Acquired four bulk portfolios of Ginnie Mae MSRs with a combined UPB of approximately $16.2 billion Includes completion of the previously announced acquisition of $4.3 billion of Ginnie Mae MSRs Servicing portfolio grew to $229.0 billion in UPB, up 13% from March 31, 2017 and 33% from June 30, 2016

Second Quarter Highlights (continued) 4 Investment Management segment pretax income was $2.5 million, up from $1.1 million in 1Q17 and $0.7 million in 2Q16 Net assets under management (AUM) were $1.6 billion, essentially the same as $1.6 billion at March 31, 2017 and June 30, 2016 The Investment Funds agreed to sell their remaining assets to a third party pursuant to agreement that are expected to close in 3Q17 and will reduce net assets under management by approximately $145 million(1) After quarter end, PennyMac Mortgage Investment Trust (NYSE: PMT) issued preferred shares that will increase net assets under management by $195 million The Board of Directors authorized a stock repurchase program for up to $50 million of outstanding Class A common stock (1) This transaction is subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all.

Current Market Environment

- Mortgage rates were volatile within a narrow range during the second quarter, with the average 30-year fixed rate mortgage ultimately declining 26 bps to 3.88% during 2Q17[1]
  - Yields on 10-year U.S. Treasuries and Agency MBS decreased 9 bps and 10 bps, respectively
  - After quarter end, mortgage rates have increased to 3.92% as of July 27th
- Applications for refinance-purposed mortgages slowed 35% from the same period a year ago[2]
  - Current industry-wide application volumes are well below the average over the last five years
- While home sales have increased in recent years, they have only recovered to levels of the early 2000's
  - The number of U.S. households has increased 15% since 2000[3]
  - New home sales have lagged behind the pace of recovery in existing home sales
- Mortgage delinquencies declined to 4.71% at March 31, 2017, down from 4.77% a year ago[5]



Average 30-year fixed rate mortgage(1)
5.0%
4.5%
4.0%
3.5%
3.0%
4.14%
3.88%
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17



New and Existing Home Sales(4)
(In Millions)
10
8
6
4
2
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17
Existing Home Sales
New Home Sales

PennyMac Financial Services, Inc.

(1) Freddie Mac Primary Mortgage Market Survey. 3.92% as of 7/27/2017
(2) Mortgage Bankers Association Refinance Index
(3) Census Bureau
(4) Bloomberg
(5) Mortgage Bankers Association Mortgage Delinquency Survey. Includes loans that are at least one payment past due but does not include loans in the process of foreclosure

5

Hedging Approach Continues to Moderate the Volatility of PFSI's Results


MSR Valuation Changes and Offsets
($ in millions)
MSR value change
Change in value of hedges and ESS liability
Production pretax income
$104.5
$82.3
($125.5)
2Q16
$12.7
($19.4)
$47.5
1Q17
($36.9)
$5.1
$66.7
2Q17

- PFSI seeks to moderate the impact of interest rate changes through a comprehensive hedge strategy that also considers production-related income
- MSR fair value declined due to lower mortgage rates resulting in higher projected prepayment activity
- MSR fair value losses offset by ESS liability gains and increased production income
  - Hedge is primarily designed to offset MSR valuation losses resulting from more significant interest rate declines than those experienced in 2Q17
  - Primary offset to MSR value decline in 2Q17 is expected to be higher production-related income in future periods

PennyMac Financial Services, Inc.

6

Servicing Profitability Excluding Valuation-Related Changes

	2Q16		1Q17		2Q17	
	$	basis points[1]	$ in millions	basis points[1]	$ in millions	basis points[1]
Operating revenue	$ 126.0	29.9	$ 134.9	27.2	$ 143.3	26.5
Amortization and realization of MSR cash flows	(51.1)	(12.1)	(48.5)	(9.8)	(55.5)	(10.3)
EBO-related revenue[2]	16.3	3.9	28.1	5.7	32.5	6.0
Servicing expenses:						
Operating expenses	(47.1)	(11.2)	(57.7)	(11.6)	(58.8)	(10.9)
Credit losses and provisions for defaulted loans	(7.9)	(1.9)	(12.4)	(2.5)	(20.4)	(3.8)
EBO transaction-related expense	(3.2)	(0.8)	(8.1)	(1.6)	(6.2)	(1.2)
Financing expenses:						
Interest on ESS	(5.7)	(1.4)	(4.6)	(0.9)	(4.4)	(0.8)
Interest to third parties	(6.6)	(1.6)	(9.5)	(1.9)	(15.2)	(2.8)
Pretax income excluding valuation-related changes	**$ 20.7**	**4.9**	**$ 22.3**	**4.5**	**$ 15.3**	**2.8**
Valuation-related changes[3]						
MSR fair value[4]	(125.5)		12.7		(36.9)	
ESS liability fair value	17.4		2.8		7.2	
Hedging derivatives gains (losses)	64.9		(22.2)		(2.0)	
Provision for credit losses on active loans[5]	$ 1.4		$ (2.2)		$ 5.3	
Servicing segment pretax income (loss)	**$ (21.0)**		**$ 13.4**		**$ (11.2)**	

- Increase in credit losses and provisions for defaulted loans driven in part by a larger transfer from provision for credit losses on active loans as loans changed status
  - Credit losses and provisions for defaulted loans of $(20.4) million and provision for credit losses on active loans of $5.3 million combined for a total of $(15.1) million in 2Q17, a modest increase from a combined total of $(14.6) million in 1Q17
- Increases in EBO-related revenue reflect greater buyout activity, funded in part from the term note proceeds, offset by higher interest expense on the term notes and financing of the early buyout (EBO) loans

(1) Of average portfolio UPB, annualized
(2) Comprised of net gains on mortgage loans held for sale at fair value and net interest income related to EBO loans
(3) Changes in fair value do not include realization of MSR cash flows, which are included in amortization and realization of MSR cash flows above
(4) Includes fair value changes and provision for impairment
(5) Considered in the assessment of MSR fair value changes

PennyMac Financial Services, Inc.

7

PennyMac's Broker Channel Set to Launch Soon

- The broker channel currently comprises approximately 10 percent of the U.S. mortgage origination market
  - Broker channel loan quality has been strong and generally comparable to retail channel production
  - Methods of originating, underwriting, and compliance have improved considerably in recent years
- Significant opportunity in this channel for PennyMac Financial – set to launch in 4Q17
  - Leverages our scale and proven ability to produce high volumes of loans
  - Broker channel helps access purchase-money originations
- Investing to enhance the capabilities of our mortgage fulfillment division (MFD) to support the broker channel
  - Will also have significant benefits for the consumer direct channel
- Broker margins are typically higher than the correspondent channel since additional value-added services are provided in the broker origination transaction

Top Broker Channel Originators[(1)]

Rank	Institution	1Q17 $Bns	1Q17 Mkt. Share %
1	United Wholesale Mortgage	$ 4.5	12.2%
2	Caliber Home Loans	2.7	7.3%
3	Stearns Lending	1.8	4.8%
4	loanDepot	1.5	4.0%
5	Union Bank	1.4	3.8%
6	Freedom Mortgage	1.2	3.1%
7	Provident Funding Associates	1.0	2.8%
8	Flagstar Bank	1.0	2.8%
9	Franklin American Mortgage	1.0	2.8%
10	CMG Mortgage	0.9	2.5%
	Top 10 broker originators	**$17.1**	**46.1%**
	Total broker channel	**$37.0**	**100.0%**
	Total U.S. Originations	**$385.0**	

(1) Inside Mortgage Finance

PennyMac Financial Services, Inc.

8

Trends in PennyMac Financial’s Businesses Correspondent Production(1) Market Share Market Share Consumer Direct Production(1) Loan Servicing(1) Market Share Investment Management AUM (billions) 9 (1) Source: Inside Mortgage Finance and company estimates. Inside Mortgage Finance estimates total 2Q17 origination market of $455 billion. Correspondent production share estimate is based on PFSI and PMT acquisition volume of $16.3 billion divided by $146 billion for the correspondent market (estimated to be 32% of total origination market). Consumer direct production share is based on PFSI originations of $1.27 billion divided by $263 billion for the retail market (estimated to be 58% of total origination market). Loan servicing market share is based on PFSI’s servicing UPB of $217.0 billion divided by an estimated $10.4 trillion in mortgage debt outstanding as of June 30, 2017. 1.38% 1.70% 1.96% 2.09% 0.0% 0.8% 1.5% 2.3% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17E 7.34% 9.07% 10.95% 11.19% 0% 2% 4% 6% 8% 10% 12% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17E 0.41% 0.49% 0.47% 0.48% 0.00% 0.20% 0.40% 0.60% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17E $1.84 $1.56 $1.63 $1.60 $0.0 $0.5 $1.0 $1.5 $2.0 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17E

10 (UPB in billions) Production Segment Highlights – Correspondent Channel (1) For government-insured and guaranteed loans, PFSI earns income from holding and selling or securitizing the loans (2) For conventional loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans (3) Includes locks related to PMT loan acquisitions, including conventional loans for which PFSI earns a fulfillment fee upon loan funding Correspondent Volume and Mix Correspondent acquisitions by PMT in 2Q17 totaled $16.3 billion, up 17% Q/Q and 12% Y/Y 64% government loans; 36% conventional loans 28% Q/Q growth in conventional conforming acquisitions, and up 14% Y/Y Total lock volume of $18.2 billion, up 26% Q/Q and up 14% Y/Y; government locks totaled $11.2 billion, up 21% Q/Q and 12% Y/Y Increase in acquisition volumes driven by a strong purchase market, with purchase-money loans comprising 82% of total 2Q17 acquisitions volume July correspondent acquisitions totaled $6.1 billion; locks totaled $6.3 billion Continued to add seller relationships, which totaled 589 at quarter end ■ Government loans(1) ■ Total Locks(3) ■ Conventional loans for PMT(2) Selected Operational Metrics 1Q17 2Q17 Correspondent seller relationships 557 589 Purchase money loans, as a % of total acquisitions 73% 82% WA FICO 1Q17 2Q17 Government-insured 696 694 Conventional 752 753 $9.4 $9.3 $10.4 $5.2 $4.6 $5.9 $16.0 $14.5 $18.2 $0 $4 $8 $12 $16 $20 2Q16 1Q17 2Q17

■ Portfolio-sourced fundings ■ Non-portfolio fundings ■ Committed pipeline(1) (UPB in billions) Consumer direct production volume of $1.3 billion in 2Q17, up 23% Q/Q and down 16% Y/Y Committed pipeline totaled $936 million at the end of the second quarter July consumer direct originations totaled $497 million; locks totaled $588 million $799 million committed pipeline at July 31, 2017(1) Significant recapture opportunities from large loan servicing portfolio of over 1.1 million customers As a result, we believe PennyMac’s portfolio-sourced volume fared better than other consumer direct lenders dependent on the refinance market Consumer direct origination volumes will remain predominately portfolio-sourced for the foreseeable future; however, growing non-portfolio volume remains a priority Also pursuing opportunities to refinance FHA borrowers into conventional loans; qualifying borrowers can realize savings from the annual mortgage insurance premium Production Segment Highlights – Consumer Direct Channel Consumer Direct Production Volume (1) Commitments to originate mortgage loans at specified terms at period end 11 $1.5 $1.0 $1.3 $1.2 $0.7 $0.9 $0.0 $0.5 $1.0 $1.5 2Q16 1Q17 2Q17

(UPB in billions) Servicing portfolio totaled $229.0 billion in UPB at the end of the second quarter, up 13% from 1Q17 and 33% from 2Q16 Acquired four bulk portfolios of Ginnie Mae MSRs with a combined UPB of approximately $16.2 billion Portfolios ranged in size from $2 billion to $5 billion, consistent with prior acquisitions and manageable servicing transfers Growth in completed modification volume results in improved borrower outcomes and portfolio performance Servicing Segment Highlights Loan Servicing Portfolio Composition Net Portfolio Growth $17.6 (UPB in billions) (1) 12 (1) Represents PMT’s MSRs (2) Early buyouts of delinquent loans from Ginnie Mae pools during the period (3) Percent of serviced and subserviced loans that have registered on PennyMacUSA.com (4) Includes consumer direct production, government correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT ■ Prime owned ■ Prime subserviced ■ Special Additions From loan production(4) From MSR acquisitions Selected Operational Metrics 1Q17 2Q17 Loans serviced (in thousands) 1,031 1,102 60+ day delinquency rate 2.7% 2.5% Actual CPR - owned portfolio 12.7% 14.4% Actual CPR - sub-serviced(1) 8.0% 9.6% UPB of completed modifications ($ in millions) $327 $579 0.77064 EBO transactions (in millions)(2) $690 $612 Electronic payments (% of portfolio) 83% 84% Customers registered for the website(3) 74% 76% $202.9 $229.0 ($7.7) $16.2 At 3/31/17 Runoff At 6/30/17 $171.7 $202.9 $229.0 $0 $50 $100 $150 $200 $250 2Q16 1Q17 2Q17

13 ($ in millions) Net assets under management were $1.6 billion, essentially unchanged from March 31, 2017 The Investment Funds agreed to sell their remaining assets to a third party pursuant to agreement that are expected to close in 3Q17 and will reduce net assets under management by approximately $145 million(1); PFSI’s carried interest will begin to be realized PMT issued 7.8 million of preferred shares in July for gross proceeds of $195 million Continued success transitioning PMT’s capital from distressed whole loans toward MSRs and credit risk transfer on its correspondent production Investment Management Segment Highlights Investment Management Revenues Investment management revenues were $6.3 million, up 17% from 1Q17 and 2% from 2Q16 (1) This transaction is subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all. $6.2 $5.4 $6.3 $0 $3 $6 $9 2Q16 1Q17 2Q17 Carried interest & incentive fees Base management fees & other revenue

Financial Results by Operating Segment 14 Unaudited ($ in millions) Note: Figures may not sum exactly due to rounding (1) Represents repricing of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement (1) 2Q16 104.5 $ (20.9) $ 0.7 $ - $ 84.3 $ 3Q16 149.8 $ (10.7) $ 0.2 $ - $ 139.3 $ 4Q16 93.4 $ 35.1 $ 0.4 $ 0.6 $ 129.4 $ 1Q17 47.5 $ 13.4 $ 1.1 $ - $ 62.0 $ 2Q17 66.7 $ (11.2) $ 2.5 $ - $ 58.0 $ Production Servicing Investment Management Total Pretax Income Non - Segment Activities (1) Production Servicing Investment Management Total Pretax Income Non - Segment Activities (1) Production Servicing Investment Management Total Pretax Income Non - Segment Activities (1) Production Servicing Investment Management Total Pretax Income Non - Segment Activities

15 Mortgage Banking – Production Segment Results (1) Includes net gains on mortgage loans held for sale, loan origination fees and net interest income; adjusted for expected fallout of consumer direct lock commitments, which was 45% in 2Q17 (2) Includes net gains on mortgage loans held for sale, loan origination fees and net interest income for government-insured correspondent loans; adjusted for expected fallout of government-insured correspondent lock commitments, which was 3% in 2Q17 Production revenues for PFSI’s own account (net gains on mortgage loans held for sale at fair value, loan origination fees, net interest income and other) increased 17% Q/Q Driven by an increase in government correspondent and consumer direct lock volumes, partially offset by lower margins Gross margins (revenue per lock) decreased Q/Q; reflects interest rate volatility and a competitive market In recent quarters, consumer direct revenue per lock adjusted for expected fallout has ranged from 198 bps to 323 bps Correspondent revenue per lock adjusted for expected fallout has ranged from 50 bps to 68 bps Fulfillment fee revenue increased 27% Q/Q due to higher conventional loan acquisitions by PMT Weighted average fulfillment fee rate was 36 basis points, unchanged from 1Q17 Production Segment PCG Locks Consumer Direct Locks Unaudited ($ in thousands) Timeframe Totals Timeframe Totals Revenue 2016 Q2 Conf $ 5,957,343,983 2016 Q2 Conf $ 842,055,443 Net gains on mortgage loans held for sale at fair value $ 62,837 $ 74,706 2016 Q2 Govt $ 10,023,369,957 2016 Q2 Govt $ 2,054,278,801 Loan origination fees 25,574 30,193 2016 Q2 Jumbo $ 7,131,150 2016 Q2 Jumbo $ 4,995,728 Fulfillment fees from PennyMac Mortgage Investment Trust 16,570 21,107 2016 Q2 Total $ 15,987,845,090 2016 Q2 Total $ 2,901,329,972 Net interest income 4,114 3,949 2016 Q1 Conf $ 3,856,825,421 2016 Q1 Conf $ 542,287,910 Other 945 531 2016 Q1 Govt $ 6,510,763,537 2016 Q1 Govt $ 1,682,247,218 110,040 130,486 2016 Q1 Jumbo $ 11,393,814 2016 Q1 Jumbo $ 5,029,100 Expenses 62,536 63,780 2016 Q1 Total $ 10,378,982,772 2016 Q1 Total $ 2,229,564,228 Pretax income $ 47,504 $ 66,706 Production Segment Metrics 3Q16 2Q16 1Q16 PFSI Locks PCG Govt. $ 12,868,000,000 $ 10,023,369,957 $ 6,510,763,537 54% Unaudited ($ in thousands) Consumer Direct $ 3,463,000,000 $ 2,901,329,972 $ 2,229,564,228 30% Production revenues excl. fulfillment fees $ 93,470 $ 109,379 $ 16,331,000,000 $ 12,924,699,929 $ 8,740,327,765 48% As basis points of IRLCs 84 bps 81 bps Revenue per consumer direct lock(1) 218 bps 198 bps 323 bps 307 bps Revenue per correspondent lock(2) 53 bps 50 bps 68 bps 61 bps CDL MARGIN 3.07% 2.98% PCG Govt. MARGIN 0.04% 0.66% Servicing Segment Unaudited ($ in thousands) $ 89,070.83 $ 66,441.01 Revenue $ 4,399.17 $ 42,938.25 Net loan servicing fees $ 26,609 $ 17,519 Net interest expense (9,600) (10,993) Net gains on mortgage loans held for sale at fair value 14,308 13,310 Other 798 (232) 32,115 19,604 Expenses 53,085 59,066 Pretax income $ (20,970) $ (39,462) Set to 211 pixels to match servicing fee schedule width Mortgage Banking Segment Total Pretax income $ 26,534 $ 27,244 Quarter ended September 30, 2015 Quarter ended June 30, 2015 Quarter ended September 30, 2015 Quarter ended June 30, 2015 Quarter ended September 30, 2015 Quarter ended June 30, 2015 Quarter ended March 31, 2017 Quarter ended June 30, 2017 Quarter ended June 30, 2016 Quarter ended March 31, 2016 Quarter ended March 31, 2017 Quarter ended June 30, 2017

Mortgage Banking – Servicing Segment Results(1) (1) See servicing segment profitability analysis on page 7 (2) Includes contractually-specified servicing fees (3) Includes realization of cash flows from mortgage servicing liabilities 16 Servicing segment revenue decreased 27% Q/Q driven by a $27.3 million decrease in net loan servicing fees MSR valuation changes net of hedge and ESS liability fair value changes were a $31.8 million loss versus a $6.7 million loss in 1Q17 Net gains on EBO mortgage loans of $23.4 million, compared to $24.1 million in 1Q17 Interest income increased $8.8 million Q/Q from higher interest income on EBO loans Partially offset by a $4.9 million Q/Q increase in interest expense, due to the term notes issued in 1Q17 and financing of EBO loans held on balance sheet ($ in thousands) ($ in thousands) Production Segment Unaudited ($ in thousands) Revenue Net gains on mortgage loans held for sale at fair value $ 115,895 $ 78,214 Loan origination fees 28,907 22,434 Fulfillment fees from PennyMac Mortgage Investment Trust 18,053 12,935 Net interest income 4,704 3,494 Other 848 239 168,407 117,316 Expenses 64,960 48,908 103447 Pretax income $ 103,447 $ 68,408 Production Segment Metrics Calcs Unaudited ($ in thousands) Net gains on mortgage loans $ 115,895 $ 78,214 As % of IRLCs 3.00% 2.03% #DIV/0! Loan origination fees $ 28,907 $ 22,434 As % of PFSI fundings 0.90% 0.63% #DIV/0! Fulfillment fees from PMT $ 18,053 $ 12,935 Average fulfillment fee Servicing Segment Unaudited ($ in thousands) Revenue Net loan servicing fees $ 74,163 $ 46,913 Interest income 10,923 19,694 Interest expense (20,641) (25,534) Net interest expense (9,718) (5,840) Net gains on mortgage loans held for sale at fair value 24,119 23,385 Other 471 446 89,035 64,904 Expenses 75,619 76,117 Set to 211 pixels to match servicing fee schedule width Pretax (loss) income $ 13,416 $ (11,213) Mortgage Banking Segment Total Pretax income $ 116,863 $ 57,194 Quarter ended September 30, 2015 Quarter ended June 30, 2015 Quarter ended September 30, 2015 Quarter ended June 30, 2015 Quarter ended September 30, 2015 Quarter ended June 30, 2015 Quarter ended June 30, 2016 Quarter ended March 31, 2016 Quarter ended March 31, 2017 Quarter ended June 30, 2017 Quarter ended June 30, 2016 Quarter ended March 31, 2016 Unaudited ($ in thousands) Net loan servicing fees: Loan servicing fees (2) 129,315 $ 134,192 $ Effect of MSRs: Amortization and realization of cash flows (3) (48,460) (55,482) Change in fair value and provision for/recovery of impairment of MSRs carried at lower of amortized cost or fair value 12,701 (36,927) Change in fair value of excess servicing spread financing 2,773 7,156 Hedging (losses) (22,166) (2,026) Total amortization, impairment and change in fair value of MSRs (55,152) (87,279) Net loan servicing fees 74,163 $ 46,913 $ Net Loan Servicing Fees Quarter ended March 31 , 2017 Quarter ended June 30 , 2017

Mortgage Servicing Rights (MSR) Asset Valuation 17 PFSI carries most of its originated MSRs at the lower of amortized cost or fair value (“LOCOM”) MSRs where the note rate on the underlying loan is less than or equal to 4.5% Purchased MSRs are carried at fair value; a portion is subject to ESS liability The fair value of MSRs carried at LOCOM was $0.2 million in excess of the carrying value at June 30, 2017 Note: Figures may not sum exactly due to rounding UPB $100,449 $27,725 $29,050 $157,224 Weighted average coupon 3.73% 3.82% 4.18% 3.83% Prepayment speed assumption (CPR) 9.2% 9.8% 10.7% 9.6% Weighted average servicing fee rate 0.30% 0.30% 0.34% 0.31% Fair value of MSR $1,273.4 $318.1 $360.3 $1,951.8 As a multiple of servicing fee 4.16 3.80 3.63 3.99 Carrying value of MSR $1,273.2 $318.1 $360.3 $1,951.6 Related excess servicing spread liability - - $261.8 - Fair value in excess of carrying value $0.2 June 30, 2017 Unaudited ($ in millions) Lower of amortized cost or fair value Total Fair value subject to excess servicing spread liability Fair value not subject to excess servicing spread liability

Investment Management Segment Results 18 Segment revenue increased 17% Q/Q to $6.3 million Carried interest revenue of $241,000 due to performance of the Investment Funds Includes $304,000 of incentive fees from PMT Segment expenses declined 10% Q/Q, driven by lower compensation expense Entered into an agreement to sell the remaining assets of the Investment Funds Quarter ended June 30, 2015 Center Center Unaudited – ($ in thousands) Revenue Management fees: From PennyMac Mortgage Investment Trust $ 5,008 $ 5,638 From Investment Funds 366 369 5,374 6,007 Carried Interest from Investment Funds (128) 241 Other 152 83 5,398 6,331 Expenses 4,286 3,864 Pretax income $ 1,112 $ 2,467 $ (1,355) Quarter ended December $ 5,742 714 6,456 1,483 (141) 7,798 5,618 $ 2,180 30, 2015 Quarter ended June 30, 2015 Quarter ended June 30, 2017 Quarter ended March 31, 2017

Appendix

Overview of PennyMac Financial’s Businesses Complex and highly regulated mortgage industry requires effective governance, compliance and operating systems PFSI’s platform has been developed organically and is highly scalable Commitment to strong corporate governance, compliance and risk management since inception PFSI is well positioned for continued growth in this market and regulatory environment Loan Production Loan Servicing Investment Management Servicing for owned MSRs and subservicing for Advised Entities Major loan servicer for Fannie Mae, Freddie Mac and Ginnie Mae Industry-leading capabilities in special servicing Organic growth results from loan production, supplemented by MSR acquisitions and PMT investment activity Serve as external manager for investment vehicles focused on investing in mortgage-related assets: Distressed whole loans MSRs and ESS GSE credit risk transfers Investments in prime non-Agency MBS and ABS Multifamily loans and securitization interests Synergistic partnership with PMT Correspondent aggregation of newly originated loans from third-party sellers PFSI earns gains on government-insured loans Fulfillment fees for PMT’s conventional loans Consumer direct origination of conventional and government-insured loans Small balance multifamily origination business 20

PFSI Has Developed in a Sustainable Manner for Long-Term Growth

- Disciplined growth to address the demands of the GSEs, Agencies, regulators and our financing partners
  - Since inception, PennyMac has focused on building and testing processes and systems before adding significant transaction volumes
- Highly experienced management team has created a robust corporate governance system centered on compliance, risk management and quality control

2008
- Operations launched
- De novo build of legacy-free mortgage servicer

2009
- Correspondent group established with a focus on operations development and process design

2010
- Added servicing leadership for prime portfolio and to drive scalable growth
- Correspondent system launches

2011
- Expanded infrastructure with flagship operations facility in Moorpark, CA
- Correspondent leadership team expands

2012
- Expanded infrastructure in Tampa, FL
- Became largest non-bank correspondent aggregator

2013
- PFSI completed initial public offering
- Expanded infrastructure in Fort Worth, TX

2014
- Continued organic growth
- Servicing UPB reaches $100 bn

2015
- Stockholders' equity surpasses $1 bn

2016
- Substantial growth in consumer direct capacity

2017
- Issued MSR-backed term notes

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Employees at year end	72	128	230	435	1,008	1,373	1,816	2,523	3,099	3,028[(1)]

(1) As of June 30, 2017

PennyMac Financial Services, Inc.

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22 PennyMac Financial Is in a Unique Position Among Mortgage Specialists Industry-leading platform built organically – not through acquisitions Not distracted by legacy/regulatory issues Disciplined, sustainable growth for more than 9 years Focused on building and testing processes and systems before large transaction volumes Distinctive expertise and full range of capabilities across mortgage banking and investment management Loan production, e.g., loan fulfillment systems and operations, correspondent counterparty review and management Credit, e.g., loan program development, underwriting and quality control Capital markets, e.g., pooling and securitization, hedging/interest rate risk management Servicing, e.g., customer service, default management, investor accounting Corporate functions, e.g., enterprise risk management, internal audit, treasury, finance and accounting, legal, IT infrastructure and development Over 3,000 employees Highly experienced management team – 50 senior-most executives have, on average, 25 years of relevant industry experience Strong governance and compliance culture Led by distinguished board which includes eight independent Directors Robust management governance structure with 10 committees that oversee key risks and controls External oversight by regulators, business partners and other third parties Desired structure in place to compete effectively as a non-bank Synergistic partnership with PMT, a leading residential mortgage REIT and long-term investment vehicle Provides access to efficient capital and reduces balance sheet constraints on growth

Opportunity in MSR Acquisitions 23 Why Are MSR Sales Occurring? How Do MSRs Come to Market? Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re-focus on core customers/businesses Independent mortgage banks sell MSRs from time to time due to a need for capital Intermittent large bulk portfolio sales ($10+ billion in UPB) Require considerable coordination with selling institutions and Agencies Mini-bulk sales (typically $500 million to $5 billion in UPB) Flow/co-issue MSR transactions (monthly commitments, typically $20-$100 million in UPB) Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? GSE and Ginnie Mae servicing in which PFSI has distinctive expertise MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) Measurable rep and warranty liability for PFSI PFSI is uniquely positioned to be a successful acquirer of MSRs Proven track record of complex MSR and distressed loan transfers Operational platform that addresses the demands of the Agencies, regulators and financing partners Physical capacity in place to sustain servicing portfolio growth plans Potential co-investment opportunity for PMT in the ESS

PFSI's Mortgage Servicing Rights Investments in Partnership with PMT

- PMT has co-invested in Agency MSRs acquired from third-party sellers by PFSI; presently only related to certain Ginnie Mae MSRs
- PMT acquires the right to receive the ESS cash flows over the life of the underlying loans
- PFSI owns the MSRs and services the loans


Acquired by PFSI from Third-Party Seller(1)
MSR Asset (e.g., 25bp servicing fee)
Acquired by PMT from PFSI(1)
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

<u>Excess Servicing Spread</u>[2]
- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

<u>Base MSR</u>
- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

PennyMac Financial Services, Inc.

(1) The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect controlled subsidiary of PennyMac Financial Services, Inc.
(2) Subject and subordinate to Agency rights (under the related servicer or issuer guide) and, as applicable, to PFSI's pledge of MSRs under a note payable; does not change the contractual servicing fee paid by the Agency to the servicer.

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Acquisitions, Originations, and Locks by Product 25 Note: Figures may not sum exactly due to rounding Unaudited ($ in millions) Correspondent Acquisitions Conventional 5,171 $ 7,263 $ 7,492 $ 4,632 $ 5,918 $ Government 9,433 11,657 12,544 9,280 10,392 Jumbo 3 1 - - - Total 14,607 $ 18,920 $ 20,036 $ 13,912 $ 16,310 $ Correspondent Locks Conventional 5,957 $ 8,687 $ 6,925 $ 5,184 $ 7,022 $ Government 10,023 12,868 12,289 9,292 11,209 Jumbo 7 2 - - - Total 15,988 $ 21,558 $ 19,215 $ 14,476 $ 18,231 $ Consumer Direct Originations Conventional 355 $ 380 $ 492 $ 305 $ 414 $ Government 1,143 1,297 1,548 730 855 Jumbo 3 - - - - Total 1,501 $ 1,677 $ 2,040 $ 1,035 $ 1,268 $ Consumer Direct Locks Conventional 842 $ 1,048 $ 698 $ 669 $ 805 $ Government 2,054 2,410 1,662 1,145 1,476 Jumbo 5 5 1 - - Total 2,901 $ 3,463 $ 2,362 $ 1,814 $ 2,280 $ Total acquisitions/originations 16,109 $ 20,597 $ 22,076 $ 14,947 $ 17,579 $ Total locks 18,889 $ 25,021 $ 21,576 $ 16,290 $ 20,511 $ UPB of loans fulfilled for PMT 5,174 $ 7,492 $ 5,918 $ 4,632 $ 7,264 $ 1Q17 2Q16 3Q16 4Q16 4Q16 2Q17